EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of July 6th 2009, is entered into by and between NeoStem, Inc. (the "Company") and Alan Harris MD PhD (the "Employee").

WITNESSETH:

WHEREAS, the Company wishes the Employee to serve as the Company's Vice President, Drug Development and Regulatory Affairs and Employee desires to serve in such capacity pursuant pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. ***Employment.*** The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and conditions hereinafter provided, for a period commencing on the date first above written (the "Commencement Date") and, subject to earlier termination pursuant to Section 5 hereof, continuing until the third (3rd) anniversary of the Commencement Date (the "Term"). The Employee hereby represents and warrants that he has the legal capacity to execute and perform this Agreement, and that its execution and performance by him will not violate the terms of any existing agreement or understanding to which the Employee is a party.

Section 2. ***Position and Duties.*** During the Term, the Employee agrees to serve as the Company's Vice President of Drug Development and Regulatory Affairs, and shall have and perform such duties, responsibilities and authority generally associated with a Vice President of Drug Development and Regulatory Affairs of a publicly traded company engaged in the business of the Company. Employee shall have such other duties and authority as reasonably assigned to Employee from time to time by the Chief Executive Officer of the Company consistent with Employee's position, including, but not limited to: (i) oversee the research and development activities of the Company and interface with the Chairman of the Scientific Advisory Board to assist in the execution of the scientific vision; (ii) oversee the regulatory activities of the company; (iii) assist in the preparation and submission of grant applications for funding of the Company; (iv) advance the Company's intellectual property portfolio; (v) assist in developing the technologies we licensed and turning them into a drug; (vi) lecture and participate in agreed upon conferences, trade shows and medical conferences relating to adult stem cell science; (vii) submit grant applications to secure funding for the Company's research activities (the funding from which shall be the sole property of the Company); (viii) engage in due diligence for licensing of technologies and evaluate the possibility and implementation of Erye becoming a manufacturer of biologics; (ix) source drugs to put through the Company's Chinese pharmaceutical subsidiary; (x) assist in building a chronic wound care program and regulatory pathway for commercialization of a product; and (xi) assist in development of NBS Lab in Boston and assist in building the program to understand regulations for our Boston lab to be able to offer stem cell therapies as an academic contractor under our own or academic collaborator

own or academic collaborator INDs and build our stem cell "biomarker" panel. During the Term, and except for reasonable vacation periods pursuant to the Company's policies, the Employee shall devote substantially all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates in NY, Boston and in the PRC but will be allowed to spend one day a week on other consulting and business activities, provided such consulting or business activities do not conflict with the Company's business or violate the Confidentiality, Non-Compete and Inventions Assignment Agreement described in Section 7(a) of this Agreement.

Section 3. ***Compensation.*** For all services rendered by the Employee as required hereunder during the Term, the Employee shall be compensated as follows:

(a) The Company shall pay the Employee a fixed annual salary equal to $240,000 (the "Base Salary") in accordance with the Company's regular payroll practices, including the withholding of appropriate payroll taxes.

(b) The Employee shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits and perquisites, which are approved by the Board of Directors of the Company or are generally made available by the Company to all salaried employees of the Company to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Notwithstanding any of the foregoing, nothing in this Agreement shall require the Company or any subsidiary of the Company to establish, maintain or continue any particular plan or program nor preclude the amendment, rescission or termination of any such plan or program that may be established from time to time.

(c) Effective upon the execution of this Agreement, the Company shall grant Employee an option to purchase 150,000 shares of Company common stock, $.001 par value (the "Common Stock") under and subject to the Company's 2009 Equity Participation Plan ("EPP") at an exercise price equal to the closing price of the Common Stock on the date of grant. The option shall vest and become exercisable (i) as to 50,000 shares of Common Stock immediately upon signing; (ii) as to 100,000 shares of Common Stock at the first year anniversary of the contract. Upon the closing of the shareholder vote to expand the option pool as well as completion of the contemplated merger, the Employee shall receive an option to purchase 200,000 shares of Company common stock, $.001 par value (the "Common Stock") at an exercise price equal to the closing price of the Common Stock on the date of grant. The option shall vest and become exercisable (i) as to 100,000 shares of Common Stock at the second year anniversary of the contract, and (ii) as to 100,000 shares of Common Stock at the third anniversary of the contract. The foregoing options shall be subject to a written grant agreement setting forth the terms and conditions to which each option grant shall be subject. All share and options issuance are subject to Employee's execution of the Company's Insider Trading Policy. In addition, Employee acknowledges that in his position, he will be an "affiliate" of the Company for purposes of US securities laws and his shares and the transfer of his shares will be treated as such. In the event the Employee is terminated "not for cause" within 30 days of a vesting milestone, the vesting will accelerate.

(d) Upon the achievement of any of the events set forth below (each, a "Milestone"), the Company shall pay to Employee a cash bonus of $15,000 for the achievement of each Milestone, within 30 days of the achievement of that Milestone. The Milestones are as follows:

A: Successful in-licensing of new drug in Suzhou Erye.

B: Successful award of grant lead by Employee.

C: Successful commercialization plan to U of L for VSEL commercialization in 10 plus clinical indications.

D: Development of regulatory pathway leading to commercialization of licensed technology

Section 4. ***Business Expenses.*** The Company shall pay or reimburse the Employee for all reasonable travel (it being understood that travel shall be arranged by the Company) and other reasonable expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement, subject to the Employee's presentation of appropriate vouchers in accordance with such expense account policies and approval procedures as the Company may from time to time establish for employees (including but not limited to prior approval of extraordinary expenses) and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

Section 5. ***Benefits; Perquisites; Reimbursement of Expenses.*** In addition to those payments set forth above, you shall be entitled to the following benefits and payments:

(a) *Additional Payments*. The Company shall reimburse the Employee for health benefits of $1,500 per month.

(b) *Vacation.* You shall be entitled to four weeks paid vacation per calendar year, in addition to Company holidays. Any vacation time not used during a calendar year will be forfeited without compensation.

(c) *Perquisites and Reimbursement of Expenses.* You shall be paid a car allowance of $1,000 per month, other perquisites offered to senior executives of the Company, including, but not limited to, payment or reimbursement for cell phone, blackberry and internet service and collection of and free life time storage of stem cells and the costs associated with maintaining your legal licensure in the state of New York. In addition, the Company will reimburse the annual membership fee for the Employee's membership to the American College of Physicians.

(d) *Insurance.* You shall be covered by a Directors and Officers Liability Insurance policy that generally covers the directors and officers of the Company, provided by the Company at its expense. Employee also retains all rights (if any) to defense and indemnity under any Company certificate, by law, resolution and/or insurance policy."

Section 6. ***Termination of Employment.***

(a) The Company may terminate Employee's employment prior to the end of the Term immediately upon written notice to Employee. Employee may terminate Employee's employment upon sixty days' prior written notice to the Company. In the event that the Company terminates the Employee's employment prior to expiration of the Term for any reason other than "Cause", the Company shall pay the employee two months of base salary beyond the termination date to be paid on regular payroll dates on which the Employee would have been paid had his employment with the Company continued. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law, nor will there be additional vesting of options beyond the termination date. For purposes of this Agreement, "Cause" shall mean: (A) Employee's commission of, conviction of, or plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof involving theft, fraud, or moral turpitude; (B) Employee's willful misconduct that results in substantial material harm to the Company, which conduct does not cease within 30 days after the Company provides written notice to Employee demanding he cease such misconduct; or (C) Employee's willful failure to substantially carry out his duties (except where such failure is a result of his death or disability) within 30 days after a written demand for substantial performance by the CEO of the Company specifically identifying the manner in which Employee purportedly has not substantially performed his duties.

Section 7. ***Confidentiality; Covenant Against Competition; Proprietary Information; Lock-up.***

(a) The Employee acknowledges that Employee has previously executed a Confidentiality, Non-Compete and Inventions Assignment Agreement and that the terms of that agreement continue in full force and effect.

(b) Without the prior written consent of the Company, Employee will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or other Company securities (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) (each of the foregoing referred to as a "Disposition") from the date hereof until the earlier of (i) twelve months following the effective date of the registration statement filed in relationship to the current offering and contemplated acquisition.

Section 8. ***Withholding Taxes.*** The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by the Company in which the Employee may participate.

Section 9. ***Notices.*** All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by certified or registered mail or by use of an independent third party commercial delivery service for same day or next day delivery and providing a signed receipt as follows:

(a) To the Company:
NeoStem, Inc.
420 Lexington Avenue
Suite 450
New York, New York 10170
Attention: General Counsel

(b) To the Employee:
Alan Harris MD , Ph.D.
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or to such other address as either party shall have previously specified in writing to the other. Notice by mail shall be deemed effective on the second business day after its deposit with the United States Postal Service, notice by same day courier service shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.

Section 10. ***No Attachment.*** Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; *provided, however*, that nothing in this Section 9 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Employee or his estate and their conveying any rights hereunder to the person or persons entitled thereto.

Section 11. ***Source of Payment.*** All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Employee shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

Section 12. ***Binding Agreement; No Assignment.*** This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Employee and may not be assigned by him. This Agreement may not be assigned by the Company except (a) in connection with a sale of all or substantially all of its assets or a merger or consolidation of the Company, or (b) to an entity that is a subsidiary or affiliate of the Company. In such case all duties and obligations under this agreement must be assumed by the successor entity. Any attempted assignment in violation of this Section 11 shall be null and void.

Section 13. ***Governing Law; Consent to Jurisdiction.*** The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York. In addition, the Employee and the Company irrevocably submit to the jurisdiction of the courts of the State of New York and the United States District Court sitting in New York County for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Employee or the Company anywhere in the world by the same methods that are specified in Section 9 of this Agreement for the giving of notices. The Employee and the Company irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.

Section 14. ***Entire Agreement; Amendments.*** This Agreement embodies the entire agreement between Employee and the Company and may only be amended or otherwise modified by a writing executed by all of the parties hereto.

Section 15. ***Counterparts.*** This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 16. ***Severability.*** The provisions, sections and paragraphs, and the specific terms set forth therein, of this Agreement are severable. If any provision, section or paragraph, or specific term contained therein, of this Agreement or the application thereof is determined by a court to be illegal, invalid or unenforceable, that provision, section, paragraph or term shall not be a part of this Agreement, and the legality, validity and enforceability of remaining provisions, sections and paragraphs, and all other terms therein, of this Agreement shall not be affected thereby.

Section 17. ***Prior Agreements.*** This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Employee and the Company regarding the terms and conditions of Employee's employment with the Company, except (i) the Confidentiality, Non-Compete and Inventions Assignment Agreement referenced in Section 7(a) of this Agreement shall remain in full force and effect; and (ii) the Employee will receive payment in full for his Special Project consulting agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has signed this Agreement, all as of the

first date written above.

NEOSTEM, INC.

By: ______________________
Name: Robin L. Smith
Title: Chairman and CEO

ALAN HARRIS, MD, Ph.D

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